Exhibit 32.1

Certification of CEO and PFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Coya Therapeutics, Inc. (the "Company") for the quarterly period ended March 31, 2025 to which this certification is attached as Exhibit 32.1 (the “Report”), Arun Swaminathan, as Chief Executive Officer of the Company, and David Snyder, as Chief Financial Officer of the Company, each hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §-1350), that, to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2025

By: /s/ Arun Swaminathan
Arun Swaminathan Ph.D.
Chief Executive Officer
(Principal Executive Officer)

By: /s/ David Snyder
David Snyder
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Coya Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.